Exhibit 77(I)

Terms of New or Amended Securities

1.           At the January 31, 2008 Board Meeting, the Board of Trustees of ING Investors Trust (“IIT”) approved the creation of ING American Funds Asset Allocation Portfolio and approved the filing with the U.S. Securities and Exchange Commission of a post-effective amendment to IIT’s registration statement registering shares of ING American Funds Asset Allocation Portfolio. In addition, the Board approved the requisite plans, agreements, and other routine matters with respect to the establishment the Portfolio.

2.           At the January 31, 2008 Board Meeting, the Board of Trustees of ING Investors Trust (“IIT”) approved the creation of ING Goldman Sachs Commodity Strategy Portfolio and ING Multi-Manager International Small Cap Equity Portfolio (collectively, the “Portfolios”) and approved the filing with the U.S. Securities and Exchange Commission of a post-effective amendment to IIT’s registration statement registering shares of the Portfolios. At the March 27, 2008 meeting, the Board approved the plans, agreements, and other routine matters with respect to the establishment of the Portfolios.

3.           At the March 27, 2008 Board Meeting, the Board of Trustees of ING Investors Trust (“IIT”) approved the renewal of the Fee Waiver Letters under which ING Funds Distributor, LLC (“ING Funds Distributor”) waives fees with respect to funds registered to IIT. The Fee Waiver Letters continues the arrangement with ING Funds Distributor to waive 0.15% with respect to Adviser Class shares and 0.10% with respect to Service 2 Class shares. The Waiver Letters were renewed for an additional one-year period, May 1, 2008 through May 1, 2009.

4.           At the May 30, 2008 Board Meeting, the Board of Trustees of ING Investors Trust (“IIT”) approved the creation of ING Van Kampen Global Tactical Asset Allocation Portfolio and approved the filing with the U.S. Securities and Exchange Commission of a post-effective amendment to IIT’s registration statement registering shares of  ING Van Kampen Global Tactical Asset Allocation Portfolio. In addition, the Board approved the requisite plans, agreements, and other routine matters with respect to the establishment the Portfolio.

5.           At the May 30, 2008 Board Meeting, the Board of Trustees of ING Investors Trust (“IIT”) approved the creation of ING T. Rowe Price Personal Strategy Growth Portfolio (to be renamed), ING American Funds World Allocation Portfolio, and ING Oppenheimer Active Asset Allocation Portfolio (collectively, the “Portfolios”) and approved the filing with the U.S. Securities and Exchange Commission of a post-effective amendment to IIT’s registration statement registering shares of the Portfolios. At the July 31, 2008 meeting the Board approved the plans, agreements, and other routine matters with respect to the establishment of ING American Funds World Allocation and ING Oppenheimer Active Asset Allocation Portfolios.